Exhibit 10.3

MORTGAGE, ASSIGNMENT OF RENTS

AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (“Security Instrument”) is made as of the 17th day of August, 2006 by BEHRINGER HARVARD FERNCROFT, LLC, a Delaware limited liability company, as mortgagor (“Borrower”), to BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, as mortgagee (together with its successors and assigns, “Lender”).

BACKGROUND

Borrower and Lender are entering into a certain Loan Agreement of even date herewith (“Loan Agreement”) pursuant to which Lender will make a loan (“Loan”) to Borrower in the maximum principal amount of $18,000,000.00.  The Loan also will be evidenced by Borrower’s promissory note to Lender of even date herewith (“Note”).  Borrower desires to secure payment and performance of Borrower’s obligations in respect of the Loan by granting to Lender the security described in this Security Instrument.

NOW, THEREFORE, to induce Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.01           Defined Terms.  Capitalized terms used in this Security Instrument and not specifically defined in this Security Instrument have the meaning provided in the Loan Agreement.

ARTICLE II

GRANT OF SECURITY

Section 2.01           Property Mortgaged.  Borrower does hereby irrevocably deed, mortgage, grant, bargain, sell, assign, pledge, warrant, transfer and convey to Lender, and to its successors and assigns as Lender, as security for the Obligations, with the statutory power of sale and WITH MORTGAGE COVENANTS, the following property, rights, interests and estates, now owned or hereafter acquired by Borrower to the full extent of Borrower’s right, title and interest therein, including hereafter acquired rights, interests and property, and all products and proceeds thereof and additions and accessions thereto (collectively, “Property”):

(a)           Land.  The land described in Exhibit A attached hereto and made a part hereof, together with all estates and development rights now existing or hereafter acquired for use in connection therewith (“Land”);

(b)           Additional Land.  All land that, from time to time, by supplemental deed or otherwise, may be expressly made subject to this Security Instrument, and all estates and development rights hereafter acquired by Borrower for use in connection with such land (also, the “Land”);

(c)           Improvements.  All buildings, structures, improvements and fixtures now or hereafter erected or located on the Land (“Improvements”);

(d)           Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Property and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Property and every part and parcel thereof, with all appurtenances thereto;

(e)           Fixtures and Personal Property.  All goods, inventory, machinery, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furnishing, building supplies and materials, and all other personal property of every kind and nature whatsoever owned by Borrower (or in which Borrower has or hereafter acquires an interest) and now or hereafter located upon, or appurtenant to, the Property or used or useable in the present or future operation and occupancy of the Property, along with all accessions, replacements or substitutions of all or any portion thereof (collectively, “Personal Property”);

(f)            Leases and Rents.  All leases, subleases, licenses and other agreements granting others the right to use or occupy all or any part of the Property together with all restatements, renewals, extensions, amendments and supplements thereto (“Leases”), now existing or hereafter entered into, and whether entered before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, and all of Borrower’s right, title and interest in the Leases, including, without limitation (i) all guarantees, letters of credit and any other credit support given by any tenant or guarantor in connection therewith (“Lease Guaranties”), (ii) all cash, notes, or security deposited thereunder to secure the performance by the tenants of their obligations thereunder (“Tenant Security Deposits”), (iii) all claims and rights to the payment of damages and other claims arising from any rejection by a tenant of its Lease under the Bankruptcy Code (“Bankruptcy Claims”), (iv) all of the landlord’s rights in casualty or condemnation proceeds of a tenant in respect of the leased premises (“Tenant Claims”), (v) all rents, ground rents, additional rents, revenues, termination and similar payments, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Property (collectively with the Lease Guaranties, Tenant Security Deposits, Bankruptcy Claims and Tenant Claims, “Rents”), whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, (vi) all proceeds or streams of payment from the sale or other disposition of the Leases or disposition of any Rents, and (vii) the right to receive and apply the Rents to the payment of the Debt and to do all other things which Borrower or a lessor is or may become entitled to do under the Leases or with respect to the Rents;

(g)           Condemnation Awards.  All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h)           Insurance Proceeds.  All proceeds of, and any unearned premiums on, any insurance policies covering the Property, including, without limitation, the exclusive right to receive and apply the proceeds of any claim awards, judgments, or settlements made in lieu thereof, for damage to the Property;

(i)            Tax Certiorari.  All refunds, rebates or credits in connection with a reduction in Taxes, including, without limitation, rebates as a result of tax certiorari or any other applications or proceedings for reduction;

(j)            Agreements.  All agreements, contracts (including, without limitation, service, supply and maintenance contracts), registrations, permits, licenses (including, without limitation, liquor licenses, if any, to the fullest extent assignable by Borrower), franchise, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property, or respecting any business or activity conducted from the Property, and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder (collectively, the “Operating Agreements”);

(k)           Intangibles.  All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(l)            Accounts.  All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property (including, without limitation, all reserves, escrows, deposit accounts and lockbox accounts established pursuant to the Loan Agreement), together with all cash, checks, drafts, certificates, accounts receivable, documents, letter of credit rights, securities, investment property, financial assets, instruments and other property from time to time held therein, and all proceeds, products, distributions, dividends or substitutions thereon or thereof;

(m)          Rights to Conduct Legal Actions.  The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and to appear in and defend any action or proceeding brought with respect to the Property;

(n)           Proceeds.  All proceeds and profits arising from the conversion, voluntary or involuntary, of any of the foregoing into cash (whether made in one payment or a stream of payments) and any liquidation claims applicable thereto; and

(o)           Rights.  Any and all other rights of Borrower in and to the items set forth in the foregoing subsections (a) through (n), inclusive, and in and to the Property.

TO HAVE AND TO HOLD the above granted and described Property unto Lender, and its successors and assigns, with power of sale in accordance with the terms and conditions hereof, forever; subject, however, to Section 2.05 below.

Section 2.02           Grant of Security Interest; Security Agreement.  Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the fullest extent that the Property now or hereafter may be subject to a security interest under the UCC.  Borrower intends for this Security Instrument to be a “security agreement” within the meaning of the UCC.  Borrower hereby irrevocably authorizes Lender to prepare, execute and file all initial financing statements, and any restatements, extensions, continuations, renewals or amendments thereof, in such form as Lender may require to perfect or continue the perfection of this security interest or other statutory liens held by Lender.  Unless prohibited by applicable law, Borrower agrees to pay all reasonable expenses incident to the preparation, execution, filing and/or recording of any of the foregoing.  With respect to any of the Property in which a security interest is not perfected by the filing of a financing statement, Borrower consents and agrees to undertake, and to cooperate fully with Lender, to perfect the security interest hereby granted to Lender in the Property.  Without limiting the foregoing, if and to the extent any of the Property is held by a bailee for the benefit of Borrower, Borrower shall promptly notify Lender thereof and, if required by Lender, promptly obtain an acknowledgment from such bailee that is satisfactory to Lender and confirms that such bailee holds the Property for the benefit of Lender as secured party and shall only act upon instructions from Lender with respect to the Property.

Section 2.03           Assignment of Leases and Rents.

(a)           Rights Granted to Lender.  Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents.  Borrower hereby declares its intention to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and Leases and to authorize and empower Lender to collect and receive all Rents and exercise all of Borrower’s rights under the Leases (including, without limitation, the right to modify, extend or terminate any Lease) without any further action by Borrower; it being intended that this assignment is effective immediately and not an assignment made for security only, not withstanding any provision hereof to the contrary.  For purposes of giving effect to this assignment of Rents and Leases and for no other purpose, Rents and Leases shall not be deemed to be part of the “Property” as that term is defined in Section 2.01 of this Security Instrument.  If, however, this assignment of Rents and Leases is not enforceable by its terms under the laws of the State where the Property is located, then Rents and Leases shall be included as part of the Property and it is Borrower’s intention that, in this circumstance, this Security Instrument creates and perfects a lien of the Rents and Leases in favor of Lender, which lien shall be effective as of the date of this Security Instrument.

(b)           License to Borrower; Revocation.  Nevertheless, subject to the terms of this Security Instrument, the Loan Agreement and the Lockbox Agreement, Lender grants to Borrower a revocable license (i) to manage the leasing activities of the Property as contemplated by the Loan Agreement, (ii) to exercise all of Borrower’s rights under the Leases and (iii) to collect and receive the Rents in trust for Lender and to apply the Rents to discharge all current amounts due on the Debt and to pay the current costs of managing, operating and maintaining the Property.  So long as no Event of Default exists and subject to the provisions of the Lockbox Agreement, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Security Instrument.  From and after the occurrence of an Event of Default, and for so long as such Event of Default exists, and without the necessity of notice or prior demand or Lender’s entering upon and taking and maintaining control of the Property (whether directly or through a receiver), the license granted to Borrower by this Section shall terminate automatically, and Lender shall be entitled to receive and collect the Rents as they become due and payable and exercise all of Borrower’s rights or the rights of lessor under the Leases and with respect to the Rent.  Lender’s right to revoke the license granted to Borrower is in addition to all other rights and remedies available to Lender following an Event of Default.

Section 2.04           Pledge of Monies Held.  Borrower hereby pledges to Lender, as security for the Obligations, all money now or hereafter held by Lender in escrow or reserve or on deposit pursuant to the terms hereof or pursuant to the Loan Agreement or any other Loan Document, until expended or applied as provided in this Security Instrument or such other Loan Document.

Section 2.05           Release of Security.  The grants, mortgage, liens, security interests, assignments, pledges and transfers by this Security Instrument are subject to the express condition that, if Borrower pays to Lender the Debt at the time and in the manner provided in the Loan Agreement and performs all Obligations when and as required by the Loan Agreement and each other Loan Document, Lender shall release the Property from the grants, mortgage, liens, security interests, assignments, pledges and transfers created by this Security Instrument and reconvey the Property to Borrower.  Lender shall prepare (at Borrower’s expense) and deliver to Borrower such documents as are necessary to effect such release and reconveyance.

ARTICLE III

DEBT AND OBLIGATIONS SECURED

Section 3.01           Debt.  This Security Instrument and the interests created in favor of Lender hereunder are given for the purpose of securing (a) payment of principal, interest and all other amounts due at anytime under the Loan Agreement, the Note and each of the other Loan Documents to which Borrower is a party, including, without limitation, interest at the Default Rate, any late fee for delinquent payments and Prohibited Prepayment Fee (if any) provided in the Loan Agreement, and amounts advanced by Lender to protect and preserve the Property and the Liens hereby created for the benefit of Lender (collectively “Debt”), and (b) performance of all obligations of Borrower contained in the Loan Agreement, the Note and each of the other Loan Documents (collectively with the Debt, “Obligations”).  Notwithstanding any provision of this Security Instrument to the contrary, the obligations of Borrower and the other indemnitors under the Environmental Indemnity shall not be deemed secured by this Security Instrument unless and until Lender expressly declares in writing such obligations to be secured hereby.

ARTICLE IV

BORROWER COVENANTS

Section 4.01           Payment of Debt and Performance of Obligations.  Borrower will pay the Debt at the time and in the manner provided in the Loan Documents and fully and punctually perform the Obligations when and as required by the Loan Documents.  Borrower may not prepay the Debt except in strict accordance with the Loan Agreement.

Section 4.02           Compliance with Loan Agreement.  Borrower shall comply with all covenants and agreements in the Loan Agreement, including, without limitation, all obligations regarding the ownership, operation, management and condition of the Property and the protection and perfection of the Liens hereby created in favor of Lender.  Without limiting the foregoing, Borrower agrees:

(a)           No Transfers of the Property or Interests in Borrower.  Borrower shall not cause or permit any Transfer of the legal or beneficial ownership of the Property, Borrower or SPE Equity Owner in violation of the Loan Agreement.

(b)           Payment of Taxes and Other Lienable Charges.  Borrower shall pay all Taxes and Other Charges assessed or imposed against the Property when and as required by the Loan Agreement.

(c)           Insurance.  Borrower shall obtain and maintain, in full force and effect at all times, all insurance with respect to Borrower and the Property as required by the Loan Agreement.

(d)           Obligations upon Condemnation or Casualty.  Borrower shall comply with all obligations required under the Loan Agreement in the event the Property is damaged by a Casualty or becomes involved in any Condemnation.  All proceeds or awards recovered or payable to Borrower as a result of a Casualty or Condemnation shall be paid to, and administered by Lender, in accordance with the Loan Agreement.

(e)           Leases and Rents.  Borrower shall not enter into any Leases for all or any portion of the Property unless in accordance with the Loan Agreement.

Section 4.03           Warranty of Title.  Borrower has good, marketable and insurable fee simple title of record to the Property, free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances.  Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever, subject to the Permitted Encumbrances.

ARTICLE V

SUBROGATION

Section 5.01           Subrogation.  If the Loan is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing mortgage, or other lien encumbering the Property (“Prior Lien”), then to the extent of funds so used, Lender shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by the Prior Lien, whether or not the Prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for payment of the Debt and performance of the Obligations.

ARTICLE VI

DEFAULT

Section 6.01           Events of Default.  The occurrence of an “Event of Default” as that term is defined under the Loan Agreement shall constitute an “Event of Default” under this Security Instrument has occurred and remains uncured.

Section 6.02           Remedies.  If an Event of Default occurs, Lender may, at its option, and without prior notice or demand, exercise and hereby is authorized and empowered by Borrower so to exercise, any or all of the remedies set forth in the Loan Agreement (including, without limitation, the right to accelerate the Loan) or otherwise permitted by law or in equity.  THIS SECURITY INSTRUMENT IS UPON THE STATUTORY CONDITION, FOR ANY BREACH OF WHICH, OR FOR ANY EVENT OF DEFAULT HEREUNDER, LENDER SHALL HAVE THE STATUTORY POWER OF SALE.

Section 6.03           Cumulative Remedies; No Waiver; Other Security.  Lender’s remedies under this Security Instrument are cumulative with the remedies provided in the other Loan Documents, by law or in equity and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefore shall arise.  Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy.  No partial exercise by Lender of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Security Instrument to be given).  Lender may release other security for the Debt, may release any party liable for the Debt, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Debt, in each case without prejudice to its rights under this Security Instrument and without such action being deemed an accord and satisfaction or a reinstatement of the Debt.  Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

Section 6.04           Enforcement Costs.  Borrower shall pay, on written demand by Lender, all costs incurred by Lender in (a) collecting any amount payable under the Loan Documents, or (b) enforcing its rights under the Loan Documents, in each case whether or not legal proceedings are commenced.  Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals, law clerks and other hired professionals, a reasonable assessment of the cost of services performed by Lender’s default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings, including discovery, and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding.  Amounts incurred by Lender shall be added to the Debt, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) days after Lender’s written demand for payment.

Section 6.05           Application of Proceeds.  The proceeds from disposition of the Property shall be applied by Lender to the payment of the Debt (including, without limitation, advances made by Lender and enforcement costs incurred by Lender) in such priority and proportion as Lender determines in its sole discretion.

Section 6.06           Continuing Lien; Right to Release Property.  If less than all of the Property is, at any time, sold through foreclosure, power of sale, or otherwise, or if Lender releases any portion of the Property (for whatever consideration Lender deems appropriate), this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property, unimpaired and without loss of priority.

Section 6.07           LIMITATION ON PERSONAL LIABILITY.  NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, BORROWER’S PERSONAL LIABILITY FOR PAYMENT OF THE DEBT AND PERFORMANCE OF THE OBLIGATIONS IS LIMITED HEREUNDER IN THE SAME MANNER AND TO THE SAME EXTENT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT.

ARTICLE VII

WAIVER OF RIGHT OF REDEMPTION AND OTHER RIGHTS

Section 7.01           Waiver of Rights of Redemption, Marshalling and Other Rights.  Borrower hereby waives, to the fullest extent permitted by law, the benefit of all laws, now or hereafter in force, providing for (a) the valuation or appraisement of the Property, or any party thereof, prior to any sale or sales thereof pursuant to this Security Instrument or any decree, judgment or order of a court of competent jurisdiction; (b) the right to stay or extend any such proceeding, to have this Security Instrument reinstated or to redeem the Property or any portion thereof so sold; (c) rights of marshalling relating to any such sale or sales; (d) any right to require that the Property be sold as separate tracts or units in connection with enforcement of this Security Instrument; and (e) the benefit of any moratorium, exemption or homestead rights now or hereafter provided.  Borrower makes such waivers on its own behalf and on behalf of all parties now or hereafter claiming or having an interest (direct or indirect) by, through or under Borrower.

Section 7.02           Waiver of Counterclaim.  Borrower hereby waives, to the fullest extent permitted by law, the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of, or in any way connected with, the Obligations.

Section 7.03           Waiver of Foreclosure Defense.  Borrower hereby waives, to the fullest extent permitted by law, any defense Borrower might have by reason of Lender’s failure to make any tenant or tenant of the Property a party defendant in any foreclosure instituted by Lender.

Section 7.04           Waiver of Notices Generally.  Borrower hereby waives, to the fullest extent permitted by law, its rights to notice from Lender except when this Security Instrument or the other Loan Documents expressly provides for Lender to give notice to Borrower.

Section 7.05           Waiver of Statute of Limitations and Laches.  Borrower hereby waives, to the fullest extent permitted by law, the benefit of any statute of limitations or laches defense to payment of the Debt or performance of the Obligations.

Section 7.06           WAIVER OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER (BY ITS FUNDING OF THE LOAN) WAIVES ITS RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.  BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY TRIAL ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES PURSUANT TO M.G.L. C.93A ET SEQ. OTHER THAN ACTUAL DAMAGES.

Section 7.07           Governing Law.  This Security Instrument shall be interpreted and enforced according to the laws of the State where the Land is located (without giving effect to rules regarding conflict of laws).

Section 7.08           Consent to Jurisdiction.  Borrower hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and State where the Land encumbered hereby is located with respect to any legal action or proceeding arising with respect to this Security Instrument and waives all objections which it may have to such jurisdiction and venue.  Nothing herein shall, however, preclude or prevent Lender from bringing actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security for the Loan provided in any of the Loan Documents.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01           Incorporation from Loan Agreement.  All provisions of Articles 17 and 18, inclusive, of the Loan Agreement are incorporated into this Security Instrument by this reference, as if fully reproduced herein.

Section 8.02           Further Acts.  Borrower, at Borrower’s expense, agrees to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of this Security Instrument or to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder or to protect the value of the Property and the Liens and security hereby created in favor of Lender.  Borrower agrees to pay all filing, registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgement or filing/recording of this Security Instrument or any such instrument of further assurance, except where prohibited by law so to do.

Section 8.03           No Third Party Beneficiary.  Notwithstanding any provision of this Security Instrument to the contrary, this Security Instrument is not intended by the parties to create, and shall not create, benefits on behalf of any tenant or other occupant of the Property or anyone claiming rights through any tenant or other occupant of the Property.

Section 8.04           No Agency or Partnership.  Nothing contained in this Security Instrument shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, this Security Instrument has been executed as an instrument under seal by Borrower the day and year first above written.

BORROWER:

BEHRINGER HARVARD FERNCROFT, LLC,
a Delaware limited liability company

By:
Gerald J. Reihsen, III, Secretary

STATE OR COMMONWEALTH OF

                                   County

On this                  day of                                     , 2006, before me, the undersigned notary public, personally appeared Gerald J. Reihsen, III, the Secretary of BEHRINGER HARVARD FERNCROFT, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which were personal knowledge of identity or driver’s license or other government issued form of identity, to be the person whose name is signed on the preceding documents, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

, Notary Public
My commission expires:

[SEAL]

[Seal must be attached if documents executed outside Massachusetts]

EXHIBIT “A”

(Legal Description)

Real property in the County of Essex, Commonwealth of Massachusetts, described as follows:

Parcel I (Recorded)

The land at 35 Village Road, Middleton, Essex County, Massachusetts, being shown as Lot 5A on a plan entitled “Plan of Land in Middleton, Mass., owned by Thomas J. Flatley,” dated May 9, 1988, by The Russell A. Wheatley Co., Inc., Land Surveyors and Engineers, recorded with Essex South District Registry of Deeds, Plan Book 245, Plan 70 (the “Plan”).

Said Lot 5A contains 12.201 acres according to said plan to which reference is made for a more particular description.

Parcel II (Registered)

The land situated in Middleton in the County of Essex and Commonwealth of Massachusetts, bounded and described as follows:

SOUTHWESTERLY by Locust Street two hundred fifty and 46/100 (250.46) feet;

NORTHWESTERLY on a curving line by lot 28 (shown as Village Road) as shown on plan hereinafter mentioned, fifty eight and 82/100 (58.82) feet;

NORTHEASTERLY by said lot 28, two hundred twenty three and 29/100 (223.29) feet; and

EASTERLY by land now or formerly of Charlotte E. Sills ninety eight and 54/100 (98.54) feet.

All of said boundaries are determined by the Court to be located as shown upon plan numbered 16270-F drawn by Boston Survey Consultants Surveyors, dated August 31, 1984, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title 54507 in said Registry, and the above described land is shown as lot 12, sheet 6, on last mentioned plan.

Together with the benefit of Amended and Restated Easement Agreement by and between Thomas J. Flatley and Nynex Properties Company, dated February 16, 1990 filed as Document No. 254638, and recorded in book 10459, Page 228, which restates Easement Agreement by and between Thomas J. Flatley and Nynex Properties Company, dated October 20, 1988, filed as Document No. 254637, and recorded in Book 9750, Page 37.

Together with the benefit of Amended and Restated Water Use Agreement between Middleton Investors, Inc. and Ferncroft Water Systems, Inc., dated November 15, 2004, recorded in Book 23630, Page 466, in common with other entitled thereto.